                                                                     EXHIBIT 4.9

                            FORM OF TRUST AGREEMENT
--------------------------------------------------------------------------------


                      MBNA CREDIT CARD MASTER NOTE TRUST


                                TRUST AGREEMENT

                       dated as of [_____________], 2001

                                    between

                   MBNA AMERICA BANK, NATIONAL ASSOCIATION,
                                as Beneficiary,

                                      and

                           WILMINGTON TRUST COMPANY,
                               as Owner Trustee



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

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                                                                                                ----
                                             ARTICLE I
                                            DEFINITIONS

Section 1.01.  Definitions.....................................................................   1

Section 1.02.  Generic Terms...................................................................   3

                                            ARTICLE II
                                ORGANIZATION; DECLARATION OF TRUST
                                       BY THE OWNER TRUSTEE

Section 2.01.  Formation of Trust; Name........................................................   4

Section 2.02.  Transfer of Property to Trust; Initial Capital Contribution of Trust Estate.....   4

Section 2.03.  Purposes and Powers; Trust To Operate as a Single Purpose Entity................   4

Section 2.04.  Appointment of Owner Trustee; Declaration of Trust by the Owner Trustee.........   6

Section 2.05.  Title to Trust Estate...........................................................   7

Section 2.06.  Nature of Interest in the Trust Estate..........................................   7

Section 2.07.  Situs of Trust..................................................................   7

Section 2.08.  Tax Matters.....................................................................   7

Section 2.09.  Fiscal Year.....................................................................   7

                                            ARTICLE III
                                        REPRESENTATIONS AND
                                   WARRANTIES OF THE BENEFICIARY

Section 3.01.  Representations and Warranties of the Beneficiary...............................   7

                                             ARTICLE IV
                                        DISTRIBUTIONS OF FUNDS

Section 4.01.  Distribution of Funds...........................................................   9

Section 4.02.  Payments from Trust Estate Only.................................................   9

Section 4.03.  Method of Payment...............................................................   9

Section 4.04.  Establishment of Account........................................................   9

                                             ARTICLE V
                                     DUTIES OF THE OWNER TRUSTEE

Section 5.01.  Action Upon Instructions........................................................   9

Section 5.02.  No Duty to Act Under Certain Circumstances......................................  10
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                               TABLE OF CONTENTS
                                  (continued)

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Section 5.03.  No Duties Except Under Specified Agreements or Instructions.....................  11

Section 5.04.  Trust Operation.................................................................  11

Section 5.05.  Execution of Documents..........................................................  12

Section 5.06.  Nonpetition Covenants...........................................................  12

                                              ARTICLE VI
                                      CONCERNING THE TRUSTEE BANK

Section 6.01.  Acceptance of Trust and Duties..................................................  12

Section 6.02.  Furnishing of Documents.........................................................  14

Section 6.03.  Representations and Warranties as to the Trust Estate...........................  14

Section 6.04.  Signature of Returns............................................................  14

Section 6.05.  Reliance; Advice of Counsel.....................................................  14

Section 6.06.  Not Acting in Individual Capacity...............................................  15

Section 6.07.  Representations and Warranties..................................................  15

                                             ARTICLE VII
                                    TERMINATION OF TRUST AGREEMENT

Section 7.01.  Termination.....................................................................  15

Section 7.02.  Certificate of Cancellation.....................................................  15

                                            ARTICLE VIII
                                 SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
                                      AND SEPARATE OWNER TRUSTEES

Section 8.01.  Resignation and Removal of the Owner Trustee; Appointment of Successors.........  16

Section 8.02.  Transfer Procedures.............................................................  16

Section 8.03.  Qualification of Owner Trustee..................................................  16

Section 8.04.  Co-trustees and Separate Owner Trustees.........................................  17

                                             ARTICLE IX
                                             AMENDMENTS

Section 9.01.  Amendments......................................................................  17

                                             ARTICLE X
                               OWNERSHIP INTERESTS AND CERTIFICATES

Section 10.01. Issuance of Trust Certificates..................................................  18

Section 10.02. Beneficial Interest; Prohibitions on Transfer...................................  18
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                               TABLE OF CONTENTS
                                  (continued)

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Section 10.03. Lost or Destroyed Trust Certificate.............................................  19

                                             ARTICLE XI
                       COMPENSATION OF OWNER TRUSTEE AND INDEMNIFICATION

Section 11.01. Owner Trustee's Fees and Expenses...............................................  19

Section 11.02. Indemnification.................................................................  20

                                            ARTICLE XII
                                           MISCELLANEOUS

Section 12.01. Conveyance by the Owner Trustee is Binding......................................  20

Section 12.02. Instructions; Notices...........................................................  21

Section 12.03. Severability....................................................................  21

Section 12.04. Limitation of Liability.........................................................  21

Section 12.05. Separate Counterparts...........................................................  22

Section 12.06. Successors and Assigns..........................................................  22

Section 12.07. Headings........................................................................  22

Section 12.08. Governing Law...................................................................  22

Section 12.09. No Recourse.....................................................................  22

Section 12.10. Acceptance of Terms of Agreement................................................  22
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                                     -iii-

                                   EXHIBITS

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EXHIBIT A   FORM OF TRUST CERTIFICATE ..................................................  A-1
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                                     -iv-

     TRUST AGREEMENT dated as of [____________], 2001, between MBNA AMERICA BANK, NATIONAL ASSOCIATION ("MBNA"), a national banking association, and
                             ----
WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee").
 -------------

     In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01.  Definitions. (a) Capitalized terms used herein and not
                         -----------
defined herein have the meaning assigned to them in the Series 2001-__ Supplement. For purposes of this Agreement, the following terms have the following meanings:

     "Agreement" means this Trust Agreement, as the same may be amended,
      ---------
modified or supplemented from time to time.

     "Beneficiary" means MBNA and each Permitted Affiliate Transferee and other
      -----------
transferee under Section 10.02.
                 -------------

     "Beneficiary Trust Account" means the account established by the Owner
      -------------------------
Trustee on behalf of the Trust in accordance with Section 4.04.
                                                  ------------

     "Code" means the Internal Revenue Code of 1986, as it may be amended from
      ----
time to time.

     "Delaware Business Trust Act" means the Delaware Business Trust Statute, 12
      ---------------------------
Del.C. (S)(S) 3801 et seq.
                   -- ---

     "Deliveries" is defined in Section 12.02.
      ----------                -------------

     "Disqualification Event" with respect to the Owner Trustee means (a) the
      ----------------------
bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, or (c) the delivery to the Owner
                              ------------
Trustee of the instrument or instruments of removal referred to in Section 8.01
                                                                   ------------
(or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) failure of the Owner Trustee to qualify under the requirements of Section 8.03.
                          ------------

     "Governmental Authority" means the United States of America, any state or
      ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnified Person" is defined in Section 11.02.
      ------------------                -------------

     "Indenture" means the Indenture, between the Trust, and the Indenture
      ---------
Trustee, which by its terms is identified as being the Indenture referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

     "Indenture Trustee" means The Bank of New York as trustee under the
      -----------------
Indenture, and each successor trustee under the Indenture.

     "Master Trust" means MBNA Master Credit Card Trust II.
      ------------

     "Note" is defined in the Indenture.
      ----

     "Noteholder" is defined in the Indenture.
      ----------

     "Note Rating Agency" is defined in the Indenture.
      ------------------

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking
      -------------
corporation, not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article VIII, in its
                                                    ------------
capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.
            ------------

     "Ownership Interest" means the Ownership Interest issued by the Trust
      ------------------
hereunder with the rights and privileges set forth in Section 10.01.
                                                      -------------

     "Person" means any legal person, including any individual, corporation,
      ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Periodic Filing" means any filing or submission that the Trust is required
      ---------------
to make with any federal, state or local authority or regulatory agency.

     "Permitted Affiliate Transferee" is defined in Section 10.02.
      ------------------------------                -------------

     "Pooling and Servicing Agreement" means the Pooling and Servicing
      -------------------------------
Agreement, dated as of August 4, 1994, between MBNA, as Seller and as Servicer, and The Bank of New York, as trustee, as amended, restated, supplemented or otherwise modified from time to time, including as supplemented by the Series 2001-__ Supplement.

     "Requirements of Law" shall mean, for any Person, the certificate of
      -------------------
incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

     "Secretary of State" means the Office of the Secretary of State of the
      ------------------
State of Delaware.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Seller Interest" is defined in the Pooling and Servicing Agreement.
      ---------------

     "Series 2001-__ Certificate" is defined in the Series 2001-__ Supplement.
      --------------------------

     "Series 2001-__ Supplement" means the Series 2001-__ Supplement, relating
      -------------------------
to the Pooling and Servicing Agreement, which by its terms is identified as being the Series 2001-__ Supplement referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

     "Transaction Documents" mean the Indenture, the Trust Certificate and other
      ---------------------
documents delivered in connection herewith and therewith.

     "Trust" means the trust established by this Agreement.
      -----

     "Trust Certificate" is defined in Section 10.01.
      -----------------                -------------

     "Trust Estate" is defined in Section 2.04.
      ------------                ------------

     "Trustee Bank" means Wilmington Trust Company in its individual capacity,
      ------------
each bank appointed as successor Owner Trustee under Article VIII in its
                                                     ------------
individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.
                   ------------

          Section 1.02.  Generic Terms.   (a)  The terms "hereby," "hereof,"
                         -------------
"hereto," "herein," "hereunder" and any similar terms will refer to this Agreement.

          (b) Unless otherwise indicated in context, the terms "Section," "Exhibit" or "Schedule" will refer to a Section of, or an Exhibit or Schedule to, this Agreement.

          (c) Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.

          (d) The terms "include," "including" and similar terms will be construed as if followed by the phrase "without limitation."

          (e) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.

          (f) Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 ORGANIZATION;
                   DECLARATION OF TRUST BY THE OWNER TRUSTEE

          Section 2.01.  Formation of Trust; Name. The Trust is hereby formed,
                         ------------------------
to be named "MBNA Credit Card Master Note Trust," under which name the Owner Trustee may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

          Section 2.02.  Transfer of Property to Trust; Initial Capital
                         ----------------------------------------------
Contribution of Trust Estate. The Beneficiary hereby sells, assigns, grants and
----------------------------
transfers, over to the Owner Trustee, as of the date hereof, $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Beneficiary, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate.

          Section 2.03.  Purposes and Powers; Trust To Operate as a Single
                         -------------------------------------------------
Purpose Entity. (a) The purpose of the Trust is to engage solely in a program of
--------------
acquiring interests in the Master Trust and issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and shall have the power and authority to:

          (i) acquire from MBNA the Series 2001-__ Certificate of the Master Trust;

          (ii) from time to time, grant a security interest in the Series 2001-__ Certificate, including the pledge of any portion of the Investor Interest of the Series 2001-__ Certificate, and grant a security interest in accounts established for the benefit of indebtedness of the Trust, all to secure indebtedness of the Trust, or make any permitted transfer of interests in any portion of the Investor Interest of the Series 2001-__ Certificate directly or beneficially to any third party;

          (iii) from time to time authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

                 (A)  determining the principal amount of the Notes;

                 (B)  determining the maturity date of the Notes;

                 (C) determining the rate of interest, if any, to be paid on the Notes;

                 (D) determining the price or prices at which such Notes will be sold by the Trust;

                 (E) determining the provisions, if any, for the redemption of such Notes;

                 (F) determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

                 (G) preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act of 1933, the qualification of indentures under the Trust Indenture Act of 1939 and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

                 (H) preparing any offering memorandum or other descriptive material relating to the issuance of the Notes;

                 (I) listing the Notes on any United States or non-United States stock exchange;

                 (J) entering into one or more interest rate or currency swaps, caps, collars guaranteed investment contracts or other derivative agreements with counterparties (which may include, without limitation, MBNA or any of its affiliates) to manage interest rate or currency risk relating to the Notes;

                 (K) appointing a paying agent or agents for purposes of payments on the Notes; and

                 (L) arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

          (iv) from time to time receive payments and proceeds with respect to the Series 2001-_ Certificate and the Indenture and either invest or distribute those payments and proceeds;

          (v) from time to time make deposits to and withdrawals from accounts established under the Indenture;

          (vi) from time to time make and receive payments pursuant to derivative agreements;

          (vii)  from time to time make payments on the Notes;

          (viii) from time to time acquire additional collateral from MBNA America Bank, National Association or any special purpose vehicle established by MBNA America Bank, National Association; and

          (ix) from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above.

In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.

          (b) The Owner Trustee and the Beneficiary, on behalf of the Trust, are authorized and shall have the power to execute and deliver from time to time loan agreements, purchase agreements, swap and other derivative agreements, indentures, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Trust. Without limiting the generality of the foregoing, the Beneficiary, on behalf of the Trust, is specifically authorized to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Business Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust including:

          (i) the Indenture, each Indenture Supplement and each Issuer's Certificate (as defined in the Indenture);

          (ii)   the Notes;

          (iii) each interest rate or currency swap, cap, collar, guaranteed investment contract or other derivative agreement between the Trust and a counterparty (which may include, without limitation, MBNA or any of its affiliates) to manage interest rate or currency risk relating to the Notes; and

          (iv) any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to,
Section 2.03(a).
---------------

The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Beneficiary, on behalf of the Trust, to execute and deliver other agreements, documents instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to,
Section 2.03(a).
---------------

          (c) The Owner Trustee and the Beneficiary will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.

          (d) The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust.

          Section 2.04.  Appointment of Owner Trustee; Declaration of Trust by
                         -----------------------------------------------------
the Owner Trustee. The Beneficiary hereby appoints Wilmington Trust Company as
-----------------
Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and the Delaware Business Trust Act. The Owner Trustee hereby declares that it will hold the initial Trust Estate, the Series 2001-__ Certificate and the other documents and assets described in
Section 2.03, together with any payments, proceeds or income of any kind from
------------
such documents
or assets or any other source and any other property held under this Agreement (collectively, the "Trust Estate"), upon the trust set forth herein and for the
                    ------------
sole use and benefit of the Beneficiary.

          Section 2.05.  Title to Trust Estate. Title to all of the Trust Estate
                         ---------------------
will be vested in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any
                       -----------  --------  -------
jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.
                                   ------------

          Section 2.06.  Nature of Interest in the Trust Estate. The Beneficiary
                         --------------------------------------
will not have any legal title to or right to possession of any part of the Trust Estate.

          Section 2.07.  Situs of Trust. It is the intention of the parties
                         --------------
hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Agreement constitute the governing instrument of the Trust. The Owner Trustee will file a certificate of trust relating to the Trust with the Secretary of State and maintain its principal office in the State of Delaware. However, nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware.

          Section 2.08.  Tax Matters. The parties hereto intend that, for income
                         -----------
and franchise tax purposes, the Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise will be made by the Beneficiary. The Trust will not elect to be treated as a corporation for any tax purpose.

          Section 2.09.  Fiscal Year. The fiscal year of the Trust will end on
                         -----------
the last day of [December] of each year.

                                  ARTICLE III

                              REPRESENTATIONS AND
                         WARRANTIES OF THE BENEFICIARY

          Section 3.01.  Representations and Warranties of the Beneficiary. The
                         -------------------------------------------------
Beneficiary hereby represents and warrants to the Owner Trustee as of the date of this Agreement and as of the date of each increase in the Investor Interest of the Series 2001-__ Certificate that:

          (a) The Beneficiary is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) The Beneficiary is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Beneficiary, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders hereunder or under the Indenture; provided,
                                                                   --------
however, that no representation or warranty is made with respect to any
-------
qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

          (c) The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement and in the other Transaction Documents to which the Beneficiary is a party have been duly authorized by the Beneficiary by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Beneficiary is a party will remain, from the time of its execution, an official record of the Beneficiary; the Beneficiary has the power and authority to assign the property to be assigned to and deposited with the Trust.

          (d) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Beneficiary is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Beneficiary's ability to perform its obligation under this Agreement).

          (e) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Beneficiary.

          (f) There are no proceedings or investigations pending or threatened against the Beneficiary before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Beneficiary (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Beneficiary, would materially and adversely affect the performance by the Beneficiary of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.

                                  ARTICLE IV

                            DISTRIBUTIONS OF FUNDS

          Section 4.01.  Distribution of Funds. All funds received by the Trust
                         ---------------------
to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefitting from such encumbrance) will be applied in the following order of priority:

          (i) First, to pay any amounts owing to the Owner Trustee pursuant to Sections 11.01 and 11.02; and
   --------------     -----

          (ii)   Second, to be distributed to the Beneficiary.

          Section 4.02.  Payments from Trust Estate Only. All payments to be
                         -------------------------------
made by the Owner Trustee on behalf of the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Owner Trustee on behalf of the Trust will have received income or capital proceeds from the Trust Estate. The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Beneficiary or to any other Person.

          Section 4.03.  Method of Payment. All amounts payable to the
                         -----------------
Beneficiary pursuant to this Agreement will be paid by the Owner Trustee on behalf of the Trust to the Beneficiary or a nominee therefor in such manner as the Beneficiary may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust not later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Owner Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.

          Section 4.04.  Establishment of Account. The Beneficiary hereby
                         ------------------------
authorizes the Owner Trustee to establish and maintain an account on behalf of the Trust into which all funds received by the Owner Trustee on behalf of the Trust shall be deposited. Such account shall be designated the Beneficiary Trust Account.

                                   ARTICLE V

                          DUTIES OF THE OWNER TRUSTEE

          Section 5.01.  Action Upon Instructions. (a) It is the intention of
                         ------------------------
the Beneficiary that the powers and duties of the Owner Trustee are to be purely ministerial only, and that the Beneficiary will have the power to direct the Owner Trustee as to all nonministerial matters concerning the administration of the Trust (to the extent such matters are within the powers of the Beneficiary). Accordingly, subject to subsections 5.01(b), 5.01(c), and Article XII, the
                        -------------------  -------      -----------
Beneficiary will direct the Owner Trustee in the management of the Trust and the Trust Estate. Such direction shall be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this
Article V.
---------

          (b) The Owner Trustee will take such action or actions as may be specified in any instructions delivered in accordance with subsection 5.01(a);
                                                           ------------------
provided, however, that the Owner Trustee will not be required to take any such
--------  -------
action if the Trustee Bank will have been advised by counsel, that such action
(i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Beneficiary against all costs, expenses and liabilities arising from the Owner Trustee's taking such action.

          (c) The Beneficiary will not direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction.

          (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee will not be liable on account of such action to any Person. If the Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability to any Person for such action or inaction.

          (e)    The Owner Trustee will, subject to this Section 5.01, act in
                                                         ------------
accordance with the instructions given to it by the Beneficiary pursuant to
Section 5.01(b), and to the extent the Owner Trustee acts in good faith in
---------------
accordance with such instructions, the Owner Trustee will not be liable on account of such action to any Person.

          Section 5.02.  No Duty to Act Under Certain Circumstances.
                         ------------------------------------------
Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be at the expense of the Beneficiary) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Beneficiary, shall appoint an additional trustee pursuant to Section 8.04 hereby to proceed with such action.
            ------------

          Section 5.03.  No Duties Except Under Specified Agreements or
                         ----------------------------------------------
Instructions.
------------

          (a) The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 5.01; and no implied duties or obligations will be
                     ------------
read into this Agreement against the Owner Trustee. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall have
                                   ---------------
no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to Section 2.03(a). The Owner Trustee nevertheless agrees that
                    ---------------
it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate.

          (b) The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Trust Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 5.01. Unless otherwise directed by the Beneficiary in
            ------------
accordance with Section 5.01(a), the Owner Trustee shall not be required to
                ---------------
perform any obligations or duties of the Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Beneficiary.

          Section 5.04.  Trust Operation.   The operations of the Trust will be
                         ---------------
conducted in accordance with the following standards:

          (a) the Trust will act solely in its own name through the Owner Trustee or the Beneficiary;

          (b) the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in
Section 2.03 of this Agreement;
------------

          (c) the Trust's funds and assets will at all times be maintained separately from those of the Beneficiary and its affiliates;

          (d) the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liability distinct from those of the Beneficiary, the Beneficiary's affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Trust and not that of the Beneficiary or any of its affiliates, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any affiliates thereof, or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiary or any affiliates thereof;

          (e) the Trust will not hold itself out as being liable for the debts of the Beneficiary or any affiliates thereof;

          (f) the Trust will not engage in any transaction with the Beneficiary or any affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other Persons; and

          (g) the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Trust's liabilities exceeds its assets or that the Trust is unable to pay its debts in a timely manner as they become due.

          Section 5.05.  Execution of Documents. The Owner Trustee will, at the
                         ----------------------
written direction of the Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is a party (such direction to be conclusively evidenced by the Owner Trustee's execution and delivery of such documents to, and acceptance by, the Beneficiary or its counsel).

          Section 5.06.  Nonpetition Covenants.   Notwithstanding any prior
                         ---------------------
termination of the Trust or this Agreement, each of the Owner Trustee and the Beneficiary covenants and agrees that it shall not at any time with respect to the Trust or the Master Trust acquiesce, petition or otherwise invoke or cause the Trust or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Master Trust; provided, however,
                                                             --------  -------
that this Section 5.06 shall not operate to preclude any remedy described in
          ------------
Article VII of the Indenture.
-----------

                                  ARTICLE VI

                          CONCERNING THE TRUSTEE BANK

          Section 6.01.  Acceptance of Trust and Duties. The Trustee Bank
                         ------------------------------
accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii)
                                                          ------------
for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of subsection 5.03(a), or
                              ------------------

(iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

          (a) The Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute negligence, bad faith or willful misconduct;

          (b) The Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;

          (c) No provision of this Agreement or any Transaction Document will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;

          (d) Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;

          (e) The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Trust;

          (f) Under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary's duties hereunder or of any other Person acting for or on behalf of the Trust;

          (g) In no event shall the Trustee Bank be personally liable (i) for special, consequential or punitive damages unless such damages result from its willful misconduct or gross negligence, (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of brokers or dealers, and (iv) for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person;

          (h) the Trustee Bank shall not be liable for the default or misconduct of the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trustee Bank shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture; and

          (i) the Trustee Bank shall be under no obligation to exercise any of the rights or powers vested in it by this agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee Bank therein or thereby. The right of the Trustee Bank to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Trustee Bank shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

          Section 6.02.  Furnishing of Documents. The Owner Trustee will furnish
                         -----------------------
to the Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate.

          Section 6.03.  Representations and Warranties as to the Trust Estate.
                         -----------------------------------------------------
The Owner Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiary that it will comply with the last sentence of subsection 5.03(a).
                                      ------------------

          Section 6.04.  Signature of Returns.   At the written direction of the
                         --------------------
Beneficiary, the Owner Trustee will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Beneficiary.

          Section 6.05.  Reliance; Advice of Counsel. The Owner Trustee will
                         ---------------------------
incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Owner Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney appointed by it in good faith; and (ii) consult with counsel, accountants and other skilled persons to be selected and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

          Section 6.06.  Not Acting in Individual Capacity. Except as provided
                         ---------------------------------
in this Article VI, in accepting the trust hereby created the Trustee Bank acts
        ----------
solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article
                                                                         -------
VI.
--

          Section 6.07.  Representations and Warranties. The Trustee Bank, other
                         ------------------------------
than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiary that:

          (a) The Trustee Bank is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

          (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which the Trustee Bank is a party or by which any of the Trustee Bank's properties may be bound.

          (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware business trust.

                                  ARTICLE VII

                        TERMINATION OF TRUST AGREEMENT

          Section 7.01.  Termination. This Agreement will terminate and the
                         -----------
Trust created hereby will automatically dissolve and terminate, and this Agreement will be of no further force or effect, upon the sale or other final disposition by the Trust of all property constituting part of the Trust Estate and the final distribution to the Beneficiary of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of
Article IV.
----------

          Section 7.02.  Certificate of Cancellation. Upon the termination of
                         ---------------------------
the Trust and written instruction from the Beneficiary, the Owner Trustee will file a certificate of cancellation with the Secretary of State.

                                 ARTICLE VIII

                     SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
                          AND SEPARATE OWNER TRUSTEES

          Section 8.01.  Resignation and Removal of the Owner Trustee;
                         ---------------------------------------------
Appointment of Successors. Upon the occurrence of a Disqualification Event with
-------------------------
respect to the Owner Trustee, the Beneficiary may appoint a successor Owner Trustee by an instrument signed by the Beneficiary. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Beneficiary may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as above provided. Any successor Owner Trustee so appointed by such court will immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court. The Owner Trustee may resign at any time without cause by giving at least 30 days' prior written notice to the Beneficiary. In addition, the Beneficiary may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee. No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. The Beneficiary will notify
                                    ------------
the Note Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.

          Section 8.02.  Transfer Procedures. Any successor Owner Trustee,
                         -------------------
however appointed, will execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations to serve as Owner Trustee hereunder. The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement. The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

          Section 8.03.  Qualification of Owner Trustee. Any Owner Trustee will
                         ------------------------------
at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Code relating to the treatment of Delaware Business Trusts (Title 12, Chapter 38), (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's or, if not rated, otherwise satisfactory to each Note Rating Agency.

          Section 8.04.  Co-trustees and Separate Owner Trustees. Whenever the
                         ---------------------------------------
Owner Trustee or the Beneficiary will deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate will be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Beneficiary will be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Beneficiary will execute and deliver an agreement supplemental hereto and all other instruments and agreements, and will take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Beneficiary. In case a Disqualification Event will occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee will, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                                  ARTICLE IX

                                  AMENDMENTS

          Section 9.01.  Amendments.
                         ----------

          (a) This Agreement may be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, without the consent of the Indenture Trustee or any Noteholders, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion (each as defined in the Indenture), which shall not be expenses of the Owner Trustee or Trustee Bank, and in compliance with Article X of the
                                                          ---------
Indenture; provided, however, that no such amendment shall increase the duties
           --------  -------
or obligations of the Owner Trustee under this Agreement or decrease its rights or benefits hereunder, without the consent of the Owner Trustee, which consent shall be evidenced by the Owner Trustee's execution of such amendment. Additionally, notwithstanding the preceding sentence or any provision of Article
                                                                         -------
X of the Indenture to the contrary, this Agreement will be amended without the
-
consent of the Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code,
(ii) to enable the Trust to qualify as a partnership for purposes of any state tax laws or otherwise to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income and (iii) to prevent assets of the Trust from being deemed "plan assets" of Noteholders that are employee benefit or other plans subject to ERISA or Section 4975 of the Internal Revenue Code; provided, however, that (i) the Issuer shall deliver to
                       --------  -------
the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, (ii) the Note Rating Agencies have provided written confirmation that such amendment will not have a Ratings Effect, and (iii) such amendment does not affect the rights, benefits, protections, privileges, immunities, duties or obligations of the Owner Trustee hereunder.

          (b) If in the opinion of the Owner Trustee any instrument required to be executed adversely affects any right, duty or liability of, or immunity or indemnify in favor of, the Owner Trustee or the Trustee Bank under this Agreement or any of the documents contemplated hereby, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee Bank, the Owner Trustee may in its good faith discretion decline to execute such instrument.

                                   ARTICLE X

                     OWNERSHIP INTERESTS AND CERTIFICATES

          Section 10.01. Issuance of Trust Certificates. (a) Promptly following
                         ------------------------------
the execution and delivery of this Agreement, the Owner Trustee on behalf of the Trust will issue and deliver to the Beneficiary a certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A hereto (the
                                                           ---------
"Trust Certificate") evidencing the Beneficiary's ownership interest (the
 -----------------
"Ownership Interest") in the Trust.
 ------------------

          (b) The Trust Certificate will be executed by manual signature on behalf of the Trust by an authorized officer of the Owner Trustee. A Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, an authorized officer will bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate. The Trust Certificate will be dated the date of its execution.

          (c) The Beneficiary will be entitled to all rights provided to it under this Agreement and in the Trust Certificate and will be subject to the terms and conditions contained in this Agreement and in the Trust Certificate.

          (d)    The Owner Trustee will maintain at its office referred to in
Section 2.07, or at the office of any agent appointed by it and approved in
------------
writing by the Beneficiary, a register for the registration of the Trust Certificate. Such register will show the name and address of the holder of the Trust Certificate, and the Owner Trustee will treat such register as definitive and binding for all purposes hereunder.

          Section 10.02. Beneficial Interest; Prohibitions on Transfer. (a)  The
                         ---------------------------------------------
Ownership Interest will initially be beneficially owned by MBNA. Transfers of the Ownership Interest and the Trust Certificate may be made between MBNA and any other Person who is an Affiliate of MBNA (a "Permitted Affiliate
                                                 -------------------
Transferee") upon delivery to the Master Trust Trustee and the Owner Trustee of
----------
a Master Trust Tax Opinion and an Issuer Tax Opinion, respectively, with respect to such transfer. The Beneficiary may not sell, participate, transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Trust Certificate or its Ownership Interest to any other Person, except (i) to any Permitted Affiliate Transferee, or (ii) to the extent a corresponding transfer of the Series 2001-__ Certificate would be permitted by the Pooling and Servicing Agreement. Any purported transfer by the

Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate or its Ownership Interest by the Beneficiary to any Person, which is not in compliance with the terms of this Section 10.02, will be null
                                                  -------------
and void.


          (b) The Trust Certificate will bear a legend setting forth the restriction on the transferability of the Ownership Interest substantially as follows:

     "THIS CERTIFICATE OF BENEFICIAL INTEREST MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR
      ---
     INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS."

          (c) The Owner Trustee shall not be required to ascertain whether any purported transfer of the Ownership Interest and the Trust Certificate complies with the Securities Act.

          Section 10.03. Lost or Destroyed Trust Certificate.  If the Trust
                         -----------------------------------
Certificate will become mutilated, destroyed, lost or stolen, the Owner Trustee on behalf of the Trust will, upon the written request of the Beneficiary, and compliance with all applicable terms of this paragraph, execute and deliver to such holder in replacement thereof a new Trust Certificate dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen. If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the Beneficiary will furnish to the Owner Trustee such security or indemnity as may be required by the Owner Trustee to save the Owner Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Owner Trustee may require from the Beneficiary payment of a sum to reimburse the Owner Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Owner Trustee.

                                  ARTICLE XI

               COMPENSATION OF OWNER TRUSTEE AND INDEMNIFICATION

          Section 11.01. Owner Trustee's Fees and Expenses. To the extent funds
                         ---------------------------------
are available pursuant to Section 4.01, the Trust will (i) pay to the Trustee
                          ------------
Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Trust and the Trustee Bank promptly when due thereunder and (ii) reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust.

          Section 11.02. Indemnification. To the extent funds are available
                         ---------------
pursuant to Section 4.01, the Trust hereby agrees, whether or not any of the
            ------------
transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and
                                               ------------------
against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of (i) this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee, or the Trustee Bank under this Agreement, and (ii) the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01 hereof; provided, however, that the Trust shall not be
            ------------         --------  -------
liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.07 made by the Indemnified
                                        ------------
Person.

     In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Trust will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the Trust. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Beneficiary, which approval shall not be unreasonably withheld.

     The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Owner Trustee.

                                  ARTICLE XII

                                 MISCELLANEOUS

          Section 12.01. Conveyance by the Owner Trustee is Binding. Any sale or
                         ------------------------------------------
other conveyance of any part of the Trust Estate by the Owner Trustee made pursuant to the terms of this Agreement will bind the Beneficiary and will be effective to transfer or convey all beneficial interest of the Owner Trustee and Beneficiary in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.

          Section 12.02. Instructions; Notices. All instructions, notices,
                         ---------------------
requests or other communications ("Deliveries") desired or required to be given
                                   ----------
under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission or (d) personal delivery, with receipt acknowledged in writing, to the following addresses:

          (i)       if to MBNA:

                    MBNA America Bank, National Association
                    400 Christiana Road
                    Newark, DE 19713
                    Attention: Jack Fioravanti
                    Facsimile: (302) ___-____

          (ii)      if to the Owner Trustee:

                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware 19890-0001
                    Attention: Corporate Trust Administration
                    Facsimile: (302) 651-8882

     All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries will be deemed given when answer back is received).
Either party may designate a change of address or supplemental address by notice to the other party, given at least 15 days before such change of address is to become effective.

          Section 12.03. Severability.  Any provision of this Agreement which is
                         ------------
prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.

          Section 12.04. Limitation of Liability. (a) Neither the Beneficiary
                         -----------------------
nor any officer, director, employee, agent, partner, shareholder, trustee or principal of (i) the Beneficiary, (ii) the Trust or (iii) any Person owning, directly or indirectly, any legal or beneficial interest in the Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive
                        -------------
of, any limitation of liability applicable to the Persons referred to above by operation of law.

          (b) All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:

          Neither any trustee nor any beneficiary of MBNA
          Credit Card Note Trust nor any of their respective officers, directors, employers or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of MBNA Credit
          Card Note Trust with respect thereto.


          Section 12.05. Separate Counterparts. This Agreement may be executed
                         ---------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

          Section 12.06. Successors and Assigns.  All covenants and agreements
                         ----------------------
contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and their successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.

          Section 12.07. Headings. The headings of the various Sections herein
                         --------
are for convenience of reference only and will not limit any of the terms or provisions herein.

          Section 12.08. Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY, AND
                         -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

          Section 12.09. No Recourse.  The holder of the Trust Certificate by
                         -----------
accepting the Trust Certificate acknowledges that the Trust Certificate does not represent an interest in or obligation of the Beneficiary, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture.

          Section 12.10. Acceptance of Terms of Agreement.  THE RECEIPT AND
                         --------------------------------
ACCEPTANCE OF THE TRUST CERTIFICATE BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE BENEFICIARY.

                          [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed, by their respective officers hereunto duly authorized all as of the day and year first above written.

                                             WILMINGTON TRUST COMPANY, as
                                             Owner Trustee



                                             By:_________________
                                                Name:
                                                Title:



                                             MBNA AMERICA BANK, NATIONAL
                                             ASSOCIATION


                                             By:__________________
                                                Name:
                                                Title:



    [Signature Page to MBNA Credit Card Master Note Trust Trust Agreement]

                                                                       EXHIBIT A


                           FORM OF TRUST CERTIFICATE

THIS CERTIFICATE OF BENEFICIAL INTEREST MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE
                                                              ---
SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.

                      MBNA CREDIT CARD MASTER NOTE TRUST

                      CERTIFICATE OF BENEFICIAL INTEREST

                       UNDER TRUST AGREEMENT DATED AS OF

                               ________ __, ____

Certificate No.  [____]                            _______________ __,

     Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Owner Trustee") under a Trust
                                                -------------
Agreement dated as of _______________ __, __________ (the "Trust Agreement"),
                                                           ---------------
between MBNA America Bank, National Association, as Beneficiary, and the Owner Trustee, hereby certifies on behalf of the Trust that MBNA is the owner (the "Owner") of the Ownership Interest in the Trust provided for and created by the
 -----
Trust Agreement. This Certificate of Beneficial Interest is issued pursuant to and is entitled to the benefits of the Trust Agreement, and the Owner hereof by acceptance hereof agrees to be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Owner Trustee may treat the Person in whose name this Certificate of Beneficial Interest is registered on the note register maintained by the Owner Trustee pursuant to Section 10.01(d) of the
                                                     ----------------
Trust Agreement as the absolute Owner hereof for all purposes.

     Capitalized terms used but not defined herein have the meanings ascribed to them in or by reference to the Trust Agreement.

     THIS CERTIFICATE OF BENEFICIAL INTEREST AND THE TRUST AGREEMENT WILL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT-OF-LAW PROVISIONS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity pursuant to the Trust Agreement, has caused this Certificate of Beneficial Interest to be issued by the Trust as of the date hereof.


                              MBNA CREDIT CARD MASTER NOTE TRUST,

                              By: WILMINGTON TRUST COMPANY, as Owner Trustee under Trust Agreement, and not in its individual capacity


                              By:____________________
                                 Name:
                                 Title: